SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 1, 2002

TRANSPORT CORPORATION OF AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction
of incorporation)

0-24908	41-1386925

(Commission	(I.R.S. Employer
File Number)	Identification No.)

1715 Yankee Doodle Road
Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

(651)-686-2500
(Registrant’s telephone number, including area code)

Item 5. Other Events.

           Effective August 1, 2002, the Board of Directors of Transport Corporation of America, Inc. (the “Company”) appointed LaSalle Bank National Association, Chicago, Illinois (“LaSalle Bank”), to be the sole rights agent under the Rights Agreement, dated as of February 25, 1997, as amended, originally entered into by and between the Company and Wells Fargo Bank, N.A. (fka Norwest Bank Minnesota, NA).

           Also effective August 1, 2002, the Company appointed LaSalle Bank to be the transfer agent and registrar for the Company’s capital stock, including its Common Stock.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSPORT CORPORATION OF AMERICA, INC.

By /s/ Michael J. Paxton

Michael J. Paxton,
President and Chief Executive Officer

Dated: August 1, 2002